Exhibit 10.2

Execution Version
Confidential

AMENDMENT NO. 3 TO INTERIM PRODUCT SUPPLY AGREEMENT

This Amendment No. 3 to the Interim Product Supply Agreement (this “Amendment”) is made and effective as of November 16, 2022 (the “Amendment Effective Date”), by and among Legend Biotech USA Inc., a Delaware corporation (“Legend”), and Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“JPI”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, by an agreement dated February 28, 2022, Legend and JPI entered into an Interim Product Supply Agreement (the “Original Agreement”), pursuant to which Legend agreed to engage JPI to provide certain manufacturing services for the Product on an interim basis prior to Legend’s lease of the Facility, which was amended by Amendment No. 1 dated July 7, 2022 (labeled as “Amendment No. 1 to Interim Product Supply Agreement”) and Amendment No. 2 dated October 17, 2022 (labeled as “Amendment No. 2 to Interim Product Supply Agreement”)  (collectively, the “Agreement”);

WHEREAS, both Legend and JPI find it in their respective interests to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, Legend and JPI agree to amend the Agreement as follows:

1.
Definitions. For purposes of this Amendment, the capitalized terms used herein shall have the defined meanings specified in the terms below or elsewhere herein. Unless otherwise defined herein, each capitalized term used in this Amendment shall have the meaning assigned to it in the Agreement, as modified hereby.

2.	Section 6. Section 6 (Term) of the Agreement is hereby deleted and replaced with the following:

“This Agreement is effective as of the Agreement Date and will continue in effect until March 31, 2023, or such alternate date determined by the JMC (the “Term”). In the event the Collaboration Agreement expires or is terminated pursuant to the terms thereof, this Agreement shall automatically terminate.”

3.          General. Except as amended hereby, the Agreement shall remain unmodified, and the Agreement as amended hereby is confirmed by the Parties as being in full force and effect. This Amendment may be executed by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be executed by .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

[Signature page follows]

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed by its authorized representative under seal, in duplicate on the Amendment Effective Date.

LEGEND BIOTECH USA INC.	JANSSEN PHARMACEUTICALS, INC.

By:	By:

Name:	Name:

Title:	Title: